Exhibit 10.11

BETWEEN:

MARY STIPANCIC

(hereinafter “Stipancic”)

and

HOLLYWEED NORTH CANNABIS INC.

(hereinafter “Holly Weed”)

and

RENEE GAGNON

(hereinafter “Gagnon”)

and

LIVIO SUSIN

(hereinafter “Susie)

and

HEATHER JENNINGS

(hereinafter “Jennings”)

MINUTES OF SETTLEMENT

WHEREAS Stipancic was formerly employed by HollyWeed;

AND WHEREAS the employment relationship between HollyWeed and Stipancic is governed by an Employment Agreement dated February 17, 2018.

AND WHEREAS Stipancic’s entitlement to compensation under the Employment Agreement included, but was not limited to, an annual salary of $250,000.00, bonus compensation, employee benefits, 20 days paid vacation per annum, Class B Common Non-Voting shares in the company, reimbursement for all home and office and travel expenses, reimbursement for a cellular phone and reimbursement for 50 per cent of her home internet expense;

AND WHEREAS during December 2018, Stipancic was informed by Gagnon, Hollyweed’s Chief Executive Officer, that there had been a major funding shortfall and there was no pay available to Stipancic on December 30, 2018;

AND WHEREAS Stipancic agreed to temporarily defer her entitlement to wages payable on December 30, 2018;

AND WHEREAS during January 2019 Gagnon requested and Stipancic agreed to temporarily defer her entitlement to wages in order that other staff members and expenses of the company could be paid;

AND WHEREAS the funds to pay Stipancic’s accrued wages and expenses were not paid to Stipancic despite the fact that Stipancic continued to provide service to HollyWeed;

AND WHEREAS HollyWeed’s prolonged failure to provide Stipancic with her salary and reimbursement for expenses resulted in Stipancic’s constructive dismissal;

AND WHEREAS Christopher Ore (hereinafter “Ore”) commenced an Action against HollyWeed and the Directors of HollyWeed (Court File No. VLC-S-S-195551) for unpaid wages. And whereas Stipancic has been served with a Third Party Claim through which Gagnon, Susin and Jennings seek contribution and indemnity, among other things, from Stipancic for amounts that a court may find owing to Ore;

AND WHEREAS the parties have agreed to settle all matters as between them on the following terms:

1.	HollyWeed will provide Stipancic with a lump sum payment in the amount of $233,821.94 (the “Base Amount”) less applicable statutory deductions and withholdings, broken down as follows:

(a)	Outstanding annual base salary from December 30, 2018 to October 19, 2019, in the amount of $190,384.60;

(b)	Outstanding vacation pay in the amount of $5,738.83;

(c)	Unpaid expenses in the amount of $12,698.51.

2.	HollyWeed shall pay the Base Amount to Stipancic within 72 hours of the earlier of:

(a)	the closing of the sale of HollyWeed’s assets (including securities of other entities), or the assets of its associates or affiliates, in whole or in part, or the sale or other transfer of shares in HollyWeed by its shareholders to a third party (each separately and collectively referred to as a “Sale”), for an aggregate purchase price equal to or greater than five million dollars CDN ($5,000,000.00);

(b)	HollyWeed or its associates or affiliates securing an amount equal to or greater than five million dollars CDN ($5,000,000.00) in debt financing from a third party, person, or company;

(c)	the issuance of additional shares in the capital of HollyWeed or its associates or affiliates for an aggregate subscription price of five million dollars CDN ($5,000,000.00).

If none of the events listed above have occurred on or prior to the semi-anniversary (6 months) of the date these Minutes of Settlement are signed (the “Semi-Anniversary”), HollyWeed shall pay the Base Amount to Stipancic on the Semi-Anniversary. For the purposes hereof, the terms “associates” and “affiliates” have the definitions ascribed thereto under the Ontario Business Corporations Act.

3.	Gagnon herby personally guarantees the performance by HollyWeed of all of its obligations herein, including the payment of the Base Amount in accordance with paragraph 2, and shall sign and deliver the guarantee in favour of Stipancic attached hereto and marked as Schedule “A” upon the signing of these Minutes of Settlement.

4.	On the condition that HollyWeed or Gagnon have either individually or jointly paid the Base Amount in accordance with paragraph 2, Stipancic will agree to forgo any claim that she was induced to resign from secure employment to join HollyWeed.

5.	In consideration of the above referenced terms Stipancic agrees to forgo her entitlement to and any claim she has or may have, whether known of unknown, for benefits and/or reimbursement for benefits from or through HollyWeed.

6.	Whereas the parties acknowledge that there remains due and owing $40,000.00 (in addition to the Base Amount) in unpaid wages that accrued during Stipancic’s first six (6) months of employment. In lieu of this $40,000.00 that remains due and owing, Stipancic agrees to accept and HollyWeed agrees to issue to Stipancic, that number of Class B Non-Voting shares of HollyWeed that have an aggregate subscription price of $40,000.00, calculated at the lesser of (a) HollyWeed’s then current share value as posted on the BC Securities Commission website at the time of issuance and (b) $0.50 per share, and subject to normal statutory deductions and withholdings for employment income. Such shares will be issued to Stipancic at the time that the Base Amount becomes due to be paid in accordance with paragraph 2.

7.	At the time that the Base Amount is due to be paid in accordance with paragraph 2. HollyWeed will provide Stipancic the sum of $2,034.00 as a contribution toward outplacement services without deduction. These funds will be paid directly to Stipancic.

8.	At the time that the Base Amount is due to be paid in accordance with paragraph 2. HollyWeed shall contribute the sum of $6,000.00 plus HST toward the legal fees that have been incurred by Stipancic in connection with this matter. These funds shall be paid directly to Stipancic upon receipt of a copy of confirmation from Feltmate Delibato Heagle LLP that all such legal fees have been paid. If no such confirmation is received, Stipancic hereby directs that the whole or any part of such $6,000 plus HST that remains outstanding shall be paid directly to Feltmate Delibato Heagle LLP, subject to Feltmate Delibato Heagle LLP delivering an invoice made out to HollyWeed for such outstanding amount.

9.	HollyWeed agrees to waive the non-competition covenant contained in Stipancic’s Employment Agreement dated February 17, 2018. The covenant shall be waived retroactively to the date of Stipancic’s forced resignation from HollyWeed (September 23, 2019). The remainder of the Employment Agreement, including the confidentiality provision, and the Non-Disclosure Agreement shall remain in force.

10.	HollyWeed agrees that subject to the occurrence of a Sale or obtaining debt or equity financing as referenced in paragraph 2, above, and subject to paragraph 11, below, it shall; a) pay to Stipancic the sum of $150,000.00 to be paid in equal bi-monthly instalments (on the 15th and 30th of each month) payable over the course of 12 months; b) issue to Stipancic a further one hundred thousand dollars ($100,000.00) in Class B Common Non-Voting shares of the company within seventy two (72) hours of the closing of the Sale or receipt of the debt or equity financing as referenced in paragraph 2, above. The shares shall be issued at the share price which is the lesser of (a) the share value then in effect as of the closing date of the Sale or the date the financing funds are received by HollyWeed or its counsel/agent, as posted on the BC Securities Commission website, and (b) $0.50 per share.

11.	If a Sale or debt or equity financing occurs as referenced in paragraph 2, but the aggregate proceeds of same are less than five million dollars CDN ($5,000,000.00), the parties agree to negotiate in good faith to determine a reasonable reduction to the amount that would otherwise be paid and/or the length of the payout period, and/or a reduction to the number of shares that would otherwise be issued to Stipancic, pursuant to paragraph 10.

12.	HollyWeed agrees to ensure that Stipancic is informed of all discussions and communications relating to its attempts to obtain financing and any attempts to sell its assets.

13.	HollyWeed and its Directors agrees to make immediately arrangements to obtain an Order dismissing the Third Party Claim in action #VLC-s-s-195551 with prejudice. HollyWeed and its Directors agree to indemnify and save Stipancic harmless against those claims as referenced in the claim brought by Christopher Ore in action #VLC-s-s-195551.

14.	In exchange for the forgoing consideration the parties agree to sign and exchange the Mutual Full and Final Release attached hereto and marked as Schedule “B”.

15.	The parties agree that the terms of these Minutes of Settlement are confidential and private between the parties and shall not be disclosed to any other person or corporation with the exception of each party’s financial and legal advisors, and except as may be required by law.

16.	In executing these Minutes of Settlement, the parties hereby declare that they have had the opportunity to obtain legal advice with respect to the terms of settlement as well as this document.

17.	In executing these Minutes of Settlement, the parties hereby declare that they have read the Minutes of Settlement and the terms of settlement are fully understood.

18.	These Minutes may be executed electronically and in several counterparts and such counterparts together constitute but one and the same instrument.

*** Signature page to follow ***

DATED AT, this 20th day of April, 2020

/s/ Mary Stipancic

DATED AT, this 20th day of April, 2020

HOLLYWEED NORTH CANNABIS INC.

Per:	/s/ Renee Gagnon
(I have authority to bind the corporation)

DATED AT, this 19th day of April, 2020

/s/ Renee Gagnon

DATED AT, this 20th day of April, 2020

/s/ Livio Susin

DATED AT, this 19th day of April, 2020

/s/ Heather Jennings

SCHEDULE “A”

GUARANTEE AGREEMENT

To:	Mary Stipancic (the “Creditor”)

2057 Country Club Drive

Burlington, ON L7M 3Z2

Email: marystipancic@gmail.com

WHEREAS RENEE GAGNON (the “Guarantor”) has agreed to guarantee payment by HOLLYWEED NORTH CANNABIS INC. (the “Debtor”) of all its present and future indebtedness, liabilities and obligations to the Creditor pursuant to the terms of the Minutes of Settlement (defined below), on the terms and subject to the conditions hereinafter set forth;

The Guarantor hereby covenants to and for the benefit of the Creditor as follows:

ARTICLE 1- INTERPRETATION

1.01 DEFINED TERMS

In this agreement or any amendment to this agreement, unless the context clearly indicates to the contrary:

“Banking Day” means any day other than a Saturday or a Sunday on which banks generally arc open for business in Toronto, Ontario.

“Minutes of Settlement” means those minutes of settlement dated ______, 2020 between the Creditor, the Debtor, the Guarantor, Livio Susin and Heather Jennings.

“Obligations” means all debts, obligations and liabilities, present or future, direct or indirect, absolute or contingent, matured or not, at any time owing by the Debtor to the Creditor or remaining unpaid by the Debtor to the Creditor pursuant to the Minutes of Settlement.

“Person” means any natural person, corporation, firm, partnership, joint venture, joint stock company, incorporated or unincorporated association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

1.02 OTHER USAGES

References to “this agreement”, “the agreement”, “hereof’, “herein”, “hereto” and like references refer to this Guarantee Agreement, as amended, modified, supplemented or replaced from time to time, and not to any particular Article, Section or other subdivision of this agreement.

1.03 NUMBER AND GENDER

Where the context so requires, words importing the singular number shall include the plural and vice versa; words importing gender include all genders.

1.04 HEADINGS

The division of this agreement into Articles and Sections and the insertion of headings in this agreement are for convenience of reference only and shall not affect the construction or interpretation of this agreement.

1.05 APPLICABLE LAW

This agreement shall be governed by and construed in accordance with the laws of the Province of Ontario.

1.06 TIME OF THE ESSENCE

Time shall in all respects be of the essence of this agreement, and no extension or variation of this agreement or any obligation hereunder shall operate as a waiver of this provision.

ARTICLE 2 - GUARANTEE

2.01 GUARANTEE

The Guarantor hereby unconditionally, absolutely and irrevocably guarantees the full and punctual payment to the Creditor as and when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise of all of the Obligations, whether for principal, interest, fees, expenses, indemnities or otherwise.

2.02 ACCELERATION OF GUARANTEE.

The Guarantor agrees that, in the event of the insolvency of the Guarantor, or the inability or failure (after any applicable grace periods) of the Guarantor to pay debts as they become due, or an assignment by the Guarantor for the benefit of creditors, or the commencement of any proceeding in respect of the Guarantor under any bankruptcy, insolvency or similar laws, and if such event shall occur at a time when any of the Obligations may not then be due and payable, the Guarantor will pay to the Creditor forthwith the full amount which would be payable hereunder by the Guarantor if all such Obligations were then due and payable.

2.03 NATURE OF GUARANTEE

Subject to Section 2.02, the Guarantee shall in all respects be a continuing, absolute, unconditional and irrevocable guarantee of payment when due and not of collection, and shall remain in full force and effect until all Obligations have been paid in full, all obligations of the Guarantor hereunder have been paid in full and any and all commitments of the Creditor to the Debtor have been permanently terminated. The Guarantor guarantees that the Obligations will be paid strictly in accordance with the terms of the Minutes of Settlement, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Creditor with respect thereto. The liability of the Guarantor under this agreement shall be absolute, unconditional and irrevocable irrespective of, and without being lessened or limited by:

(A)	ANY LACK OF VALIDITY, LEGALITY, EFFECTIVENESS OR ENFORCEABILITY OF THE MINUTES OF SETTLEMENT;

(B)	THE FAILURE OF THE CREDITOR:

(I)	TO ASSERT ANY CLAIM OR DEMAND OR TO ENFORCE ANY RIGHT OR REMEDY AGAINST THE DEBTOR OR ANY OTHER PERSON (INCLUDING ANY OTHER GUARANTOR) UNDER THE PROVISIONS OF THE MINUTES OF SETTLEMENT, OR OTHERWISE, OR

(II)	TO EXERCISE ANY RIGHT OR REMEDY AGAINST ANY OTHER GUARANTOR OF, OR COLLATERAL SECURING, ANY OF THE OBLIGATIONS;

(C)	ANY CHANGE IN THE TIME, MANNER OR PLACE OF PAYMENT OF, OR IN ANY OTHER TERM OF, ALL OR ANY OF THE OBLIGATIONS, OR ANY OTHER EXTENSION, COMPROMISE, INDULGENCE OR RENEWAL OF ANY OBLIGATION;

(D)	ANY REDUCTION, LIMITATION, VARIATION, IMPAIRMENT, DISCONTINUANCE OR TERMINATION OF THE OBLIGATIONS FOR ANY REASON (OTHER THAN BY REASON OF ANY PAYMENT WHICH IS NOT REQUIRED TO BE RESCINDED), INCLUDING ANY CLAIM OF WAIVER, RELEASE, DISCHARGE, SURRENDER, ALTERATION OR COMPROMISE, AND SHALL NOT BE SUBJECT TO (AND THE GUARANTOR HEREBY WAIVES ANY RIGHT TO OR CLAIM OF) ANY DEFENCE OR SETOFF, COUNTERCLAIM, RECOUPMENT OR TERMINATION WHATSOEVER BY REASON OF THE INVALIDITY, ILLEGALITY, NONGENUINENESS, IRREGULARITY, COMPROMISE, UNENFORCEABILITY OF, OR ANY OTHER EVENT OR OCCURRENCE AFFECTING, THE OBLIGATIONS OR OTHERWISE (OTHER THAN BY REASON OF ANY PAYMENT WHICH IS NOT REQUIRED TO BE RESCINDED);

(E)	ANY AMENDMENT TO, RESCISSION, WAIVER OR OTHER MODIFICATION OF, OR ANY CONSENT TO ANY DEPARTURE FROM, ANY OF THE TERMS OF THE MINUTES OF SETTLEMENT OR ANY OTHER GUARANTEES OR SECURITY;

(F)	ANY ADDITION, EXCHANGE, RELEASE, DISCHARGE, RENEWAL, REALIZATION OR NON-PERFECTION OF ANY COLLATERAL SECURITY FOR THE OBLIGATIONS OR ANY AMENDMENT TO, OR WAIVER OR RELEASE OR ADDITION OF, OR CONSENT TO DEPARTURE FROM, ANY OTHER GUARANTEE HELD BY THE CREDITOR AS SECURITY FOR ANY OF THE OBLIGATIONS;

(G)	THE LOSS OF OR IN RESPECT OF OR THE UNENFORCEABILITY OF ANY OTHER GUARANTEE OR OTHER SECURITY WHICH THE CREDITOR MAY NOW OR HEREAFTER HOLD IN RESPECT OF THE OBLIGATIONS, WHETHER OCCASIONED BY THE FAULT OF THE CREDITOR OR OTHERWISE;

(H)	ANY CHANGE IN THE NAME OF THE DEBTOR OR CAPACITY OF THE DEBTOR, OR THE BANKRUPTCY OR INSOLVENCY OF THE DEBTOR;

(I)	ANY OTHER CIRCUMSTANCE (OTHER THAN FINAL PAYMENT IN FULL OF ALL OBLIGATIONS) WHICH MIGHT OTHERWISE CONSTITUTE A DEFENCE AVAILABLE TO, OR A LEGAL OR EQUITABLE DISCHARGE OF, THE DEBTOR, ANY SURETY OR ANY GUARANTOR.

2.04 RIGHT TO IMMEDIATE PAYMENT

THE CREDITOR SHALL NOT BE BOUND TO SEEK OR EXHAUST ITS RECOURSE AGAINST THE DEBTOR OR ANY OTHER PERSON OR TO REALIZE ON ANY SECURITIES IT MAY HOLD IN RESPECT OF THE OBLIGATIONS BEFORE BEING ENTITLED TO PAYMENT FROM THE GUARANTOR UNDER THIS AGREEMENT AND THE GUARANTOR RENOUNCES ALL BENEFITS OF DISCUSSION AND DIVISION.

2.05 COSTS AND EXPENSES

THE GUARANTOR AGREES TO PAY THE CREDITOR, UPON DEMAND, ALL OUT-OF-POCKET COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, LEGAL FEES ON A SOLICITOR AND CLIENT BASIS) INCURRED BY OR ON BEHALF OF THE CREDITOR IN CONNECTION WITH ENFORCING ANY OF ITS RIGHTS AGAINST THE DEBTOR IN RESPECT OF THE GUARANTEED OBLIGATIONS OR AGAINST THE GUARANTOR.

2.06 STATEMENT OF ACCOUNTS

ANY ACCOUNT SETTLED OR STATED BY OR BETWEEN THE CREDITOR AND THE DEBTOR, OR IF ANY SUCH ACCOUNT HAS NOT BEEN SO STATED OR SETTLED PRIOR TO ANY DEMAND FOR PAYMENT, ANY ACCOUNT STATED BY THE CREDITOR SHALL, IN THE ABSENCE OF MANIFEST ERROR, BE ACCEPTED BY THE GUARANTOR AS CONCLUSIVE EVIDENCE THAT THE AMOUNT OF THE GUARANTEED OBLIGATIONS SO SETTLED OR STATED IS DUE AND PAYABLE BY THE DEBTOR TO THE CREDITOR.

2.07 GUARANTEE IN ADDITION TO OTHER SECURITY

This agreement shall be in addition to and not in substitution for any other guarantee or other security which the Creditor may now or hereafter hold in respect of the Obligations, and the Creditor shall be under no obligation to marshal in favour of the Guarantor any other guarantee or other security or any moneys or other assets which the Creditor may be entitled to receive or may have a claim upon.

2.08 REINSTATEMENT

This agreement and all other terms of this agreement shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be returned or restored by the Creditor by reason of the insolvency, bankruptcy or reorganization of the Debtor or for any other reason not involving the wilful misconduct of the Creditor, all as though such payment had not been made.

2.09 WAIVER OF NOTICE, ETC.

The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this agreement.

ARTICLE 3 — ASSIGNMENT, POSTPONEMENT AND SUBROGATION

3.01 POSTPONEMENT AND ASSIGNMENT OF CLAIMS

ALL PRESENT AND FUTURE DEBTS, LIABILITIES AND OBLIGATIONS (COLLECTIVELY THE “ASSIGNED OBLIGATIONS”) OF THE DEBTOR TO THE GUARANTOR ARE POSTPONED TO THE PAYMENT OF THE GUARANTEED OBLIGATIONS AND ARE ASSIGNED BY THE GUARANTOR TO THE CREDITOR AS CONTINUING SECURITY FOR THE PAYMENT OF THE LIABILITY OF THE GUARANTOR. ANY MONEYS OR OTHER PROPERTY RECEIVED BY THE GUARANTOR IN RESPECT OF ANY ASSIGNED OBLIGATIONS SHALL BE RECEIVED IN TRUST FOR, AND IMMEDIATELY PAID OVER TO, THE CREDITOR WITH ALL NECESSARY ENDORSEMENTS AND ASSIGNMENTS AND PENDING SUCH PAYMENT SHALL BE HELD SEPARATE AND APART FROM ALL OTHER PROPERTY HELD BY THE GUARANTOR. ANY MONEYS RECEIVED BY THE CREDITOR PURSUANT TO THIS SECTION, INCLUDING MONEYS DERIVED FROM INSTRUMENTS AND ANY OTHER PROPERTY, MAY BE APPLIED AGAINST ANY OBLIGATIONS OR HELD BY THE CREDITOR AS CONTINUING SECURITY FOR THE LIABILITY OF THE GUARANTOR OR RELEASED TO THE GUARANTOR, ALL AS THE CREDITOR MAY SEE FIT AND WITHOUT PREJUDICING OR IN ANY WAY DISCHARGING OR DIMINISHING THE LIABILITY OF THE GUARANTOR. IN THE EVENT THAT THE FURTHER LIABILITY OF THE GUARANTOR IS TERMINATED, THE PROVISIONS OF THIS AGREEMENT RELATING TO THE POSTPONEMENT AND ASSIGNMENT OF THE ASSIGNED OBLIGATIONS SHALL CONTINUE IN FULL FORCE AND EFFECT UNTIL THE OBLIGATIONS HAVE BEEN PAID IN FULL AND THE CREDITOR IS UNDER NO OBLIGATION TO MAKE ANY FURTHER ADVANCES OR EXTEND ANY OTHER FINANCIAL ACCOMMODATION TO OR FOR THE BENEFIT OF THE DEBTOR.

3.02 WAIVER OF SUBROGATION RIGHTS

IN THE EVENT THAT THE CREDITOR RECEIVES ANY PAYMENTS ON ACCOUNT OF THE LIABILITY OF THE GUARANTOR, THE GUARANTOR SHALL NOT HAVE, AND WAIVES TO THE EXTENT REQUIRED, ALL RIGHTS TO CLAIM REPAYMENT FROM OR AGAINST THE DEBTOR AND ANY OTHER GUARANTORS AND ALL RIGHTS TO BE SUBROGATED TO ANY RIGHTS OF THE CREDITOR, UNTIL THE OBLIGATIONS HAVE BEEN PAID IN FULL.

3.03 PRIORITY UPON INSOLVENCY AND LIQUIDATION

IN THE EVENT OF ANY LIQUIDATION, WINDING UP OR BANKRUPTCY OF THE DEBTOR (WHETHER VOLUNTARY OR COMPULSORY) OR IN THE EVENT THAT THE DEBTOR SHALL MAKE A BULK SALE OF ANY OF ITS ASSETS WITHIN THE BULK TRANSFER PROVISIONS OF ANY APPLICABLE LEGISLATION OR ANY COMPOSITION WITH CREDITORS OR SCHEME OF ARRANGEMENT, THE CREDITOR SHALL HAVE THE RIGHT TO RANK IN PRIORITY TO THE GUARANTOR FOR ITS CLAIM IN RESPECT OF THE OBLIGATIONS AND TO RECEIVE ALL DIVIDENDS OR OTHER PAYMENTS IN RESPECT THEREOF UNTIL ITS CLAIM HAS BEEN PAID IN FULL, ALL WITHOUT PREJUDICE TO ITS CLAIM AGAINST THE GUARANTOR WHO SHALL CONTINUE TO BE LIABLE FOR ANY REMAINING UNPAID BALANCE OF THE OBLIGATIONS. IN THE EVENT OF ANY VALUATION OR RETENTION BY THE CREDITOR OF ANY SECURITIES, SUCH VALUATION OR RETENTION SHALL NOT, AS BETWEEN THE CREDITOR AND THE GUARANTOR, BE CONSIDERED PAYMENT, SATISFACTION OR REDUCTION OF ANY OBLIGATIONS.

ARTICLE 4 - REPRESENTATIONS AND WARRANTIES

4.01 REPRESENTATIONS AND WARRANTIES.

To induce the Creditor to extend credit to the Debtor, the Guarantor hereby represents and warrants to the Creditor as follows and acknowledges and confirms that the Creditor is relying upon such representations and warranties in extending credit to the Debtor:

(A)	POWER. THE GUARANTOR HAS ALL REQUISITE CAPACITY, POWER AND AUTHORITY TO ENTER INTO, AND CARRY OUT THE TRANSACTIONS CONTEMPLATED BY, THIS AGREEMENT.

(B)	ENFORCEMENT OF DOCUMENTS. THE GUARANTOR HAS DULY EXECUTED AND DELIVERED THIS AGREEMENT. THIS AGREEMENT IS A LEGAL, VALID AND BINDING OBLIGATION OF THE GUARANTOR, ENFORCEABLE AGAINST THE GUARANTOR BY THE CREDITOR IN ACCORDANCE WITH ITS TERMS, EXCEPT TO THE EXTENT THAT THE ENFORCEABILITY THEREOF MAY BE LIMITED BY APPLICABLE BANKRUPTCY, INSOLVENCY, MORATORIUM, REORGANIZATION AND OTHER SIMILAR LAWS LIMITING THE ENFORCEMENT OF CREDITORS’ RIGHTS GENERALLY AND THE FACT THAT THE COURTS MAY DENY THE GRANTING OR ENFORCEMENT OF EQUITABLE REMEDIES.

(C)	SOLVENCY. THE GUARANTOR HAS NOT:

(I)	ADMITTED HIS INABILITY TO PAY HIS DEBTS GENERALLY AS THEY BECOME DUE OR FAILED TO PAY HIS DEBTS GENERALLY AS THEY BECOME DUE;

(II)	FILED AN ASSIGNMENT OR PETITION IN BANKRUPTCY OR A PETITION TO TAKE ADVANTAGE OF ANY INSOLVENCY STATUTE;

(III)	MADE AN ASSIGNMENT FOR THE BENEFIT OF HIS CREDITORS;

(IV)	CONSENTED TO THE APPOINTMENT OF A RECEIVER OF THE WHOLE OR ANY SUBSTANTIAL PART OF HIS ASSETS;

(V)	FILED A PETITION, ANSWER OR PROPOSAL, OR A NOTICE OF INTENTION TO FILE A PETITION, ANSWER OR PROPOSAL SEEKING A REORGANIZATION, ARRANGEMENT, ADJUSTMENT OR COMPOSITION UNDER APPLICABLE BANKRUPTCY LAWS OR ANY OTHER APPLICABLE LAW OR STATUTE; OR

(VI)	BEEN ADJUDGED BY A COURT HAVING JURISDICTION A BANKRUPT OR INSOLVENT, NOR HAS A DECREE OR ORDER OF A COURT HAVING JURISDICTION BEEN ENTERED FOR THE APPOINTMENT OF A RECEIVER, LIQUIDATOR, TRUSTEE OR ASSIGNEE IN BANKRUPTCY WITH SUCH DECREE OR ORDER HAVING REMAINED IN FORCE AND UNDISCHARGED OR UNSTAYED FOR A PERIOD OF THIRTY DAYS.

4.02 SURVIVAL OF REPRESENTATIONS AND WARRANTIES

All of the representations and warranties of the Guarantor contained in Section 4.01 shall survive the execution and delivery of this agreement notwithstanding any investigation made at any time by or on behalf of the Creditor.

ARTICLE 5 - GENERAL CONTRACT PROVISIONS

5.01 NOTICES

All notices, requests, demands, directions and other communications provided for herein shall be in writing and shall be personally delivered or sent by email at or to, in the case of the Creditor, the address or email address of the Creditor set forth on the first page hereof and, in the case of the Guarantor, the address or email address set opposite his name on the signature page hereof, or to such other address or addresses or email address or numbers as either party hereto may from time to time designate to the other party in such manner. Any communication which is personally delivered as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Banking Day and such delivery was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of delivery. Any communication which is transmitted by fax as aforesaid shall be deemed to have been validly and effectively given on the date of transmission if such date is a Banking Day and such transmission was made during normal business hours of the recipient; otherwise, it shall be deemed to have been validly and effectively given on the Banking Day next following such date of transmission.

5.02 FURTHER ASSURANCES

The Guarantor shall do, execute and deliver or shall cause to be done, executed and delivered all such further acts, documents and things as the Creditor may reasonably request for the purpose of giving effect to this agreement.

5.03 SEVERABILITY

Wherever possible, each provision of this agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this agreement.

5.04 SUCCESSORS AND ASSIGNS

This agreement shall enure to the benefit of the Creditor and its successors and assigns and shall be binding upon the Guarantor and his successors and assigns.

5.05 AMENDMENTS AND WAIVERS

No amendment to or waiver of any provision of this agreement, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Creditor, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

5.06 ENTIRE AGREEMENT

This agreement and the agreements referred to herein constitute the entire agreement between the parties hereto and supersede any prior agreements, undertakings, declarations, representations and understandings, both written and verbal, in respect of the subject matter hereof.

5.07 SET-OFF

In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, the Creditor is authorized upon any amounts being payable by the Guarantor to the Creditor hereunder, without notice to the Guarantor or to any other Person, any such notice being expressly waived by the Guarantor, to setoff, appropriate and apply any and all deposits, matured or unmatured, general or special, and any other indebtedness at any time held by or owing by the Creditor to or for the credit of or the account of the Guarantor against and on account of the obligations and liabilities of the Guarantor which are due and payable to the Creditor under this agreement.

5.08 NO WAIVER; REMEDIES; NO DUTY

In addition to, and not in limitation of, Section 2.03 and Section 2.07, no failure on the part of the Creditor to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. The Creditor has no duty or responsibility to provide the Guarantor with any credit or other information concerning the Debtor’s affairs, financial condition or business which may come into the Creditor’s possession.

5.09 LIMITATION PERIOD

THE LIMITATION PERIOD ON THIS AGREEMENT SHALL NOT BEGIN TO RUN UNTIL DEMAND IS MADE HEREUNDER.

5.10 INDEPENDENT LEGAL ADVICE

BY SIGNING THIS AGREEMENT, THE GUARANTOR ACKNOWLEDGES THAT HE HAS EITHER OBTAINED INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE TERMS OF THIS AGREEMENT OR THAT HE HAS, DESPITE HAVING BEEN GIVEN THE OPPORTUNITY TO DO SO AND BEING ENCOURAGED TO DO SO, DECLINED TO SEEK INDEPENDENT LEGAL ADVICE WITH RESPECT TO THE TERMS OF THIS AGREEMENT, AND UNDERSTANDS THE TERMS OF, AND HIS RIGHTS AND OBLIGATIONS UNDER, THIS AGREEMENT.

IN WITNESS WHEREOF THE GUARANTOR HAS EXECUTED THIS AGREEMENT THE 19th DAY OF APRIL, 2020.

SIGNED SEALED & DELIVERED,
in the presence of:

/s/ Heather Jennings	/s/ Renee Gagnon

WITNESS	RENEE GAGNON

Address:

3974 Lexington Avenue, Ontario, British Columbia

Email:

reneemgagnon@gmail.com

Schedule “B”

MUTUAL FULL AND FINAL RELEASE

IN CONSIDERATION of the terms set out in the Minutes of Settlement made April 20, 2020 (the “Agreement”), the undersigned parties (collectively, the “Parties” and individually, the “Party”) hereto do hereby mutually release, remise, and forever discharge each other, together with their respective legal predecessors, successors, administrators, assigns, subsidiaries, affiliates, parent companies, shareholders, directors, officers, representatives, employees and agents (as the case may be) from any and all manners of actions, causes of actions, suits, debts, dues, accounts, bonds, covenants, contracts, claims and demands, damages, loss or injury, howsoever arising, which heretofore may hereafter be sustained by the parties, including anything not now known or anticipated, but which may arise in the future relating to all matters or issues raised or that could have been raised as between the Parties in connection with the employment and termination or resignation of employment of Mary Stipancic by or with the Parties (as the case may be), the Minutes of Settlement.

AND FURTHERMORE, for the aforesaid consideration, the Parties hereby agree that the terms of this Full and Final Mutual Release are confidential and private between the Parties and shall not be disclosed to any other person or corporation with the exception of each Party’s financial, tax, legal or other professional advisors and except as may be required by law.

AND FURTHERMORE, for the aforesaid consideration, the Parties further agree not to make any claim or take or continue any proceedings, including, but not limited to civil actions and complaints to boards and tribunals, against any other person, firm, corporation, partnership or other legal entity who might claim contribution or indemnity or other relief over against any of the Parties, whether pursuant to legislation or at common law or equity, with respect to any of the matters which are the subject of this Full and Final Mutual Release.

IT IS AGREED AND UNDERSTOOD that this Full and Final Mutual Release shall operate conclusively as an estoppel in the event of any claim, action, complaint or proceeding which might be brought in the future by the Parties with respect to the subject matters covered by this Full and Final Mutual Release. This Full and Final Mutual Release may be pleaded in the event any such claim, action, complaint or proceeding is brought, as a complete defence and reply, and may be relied upon in any proceeding to dismiss the claim, action, complaint or proceeding on a summary basis and no objection will be raised by the Parties in any subsequent action that the other Parties in the subsequent action were not privy to formation of this Full and Final Mutual Release.

THE PARTIES REPRESENT AND WARRANT that they have not assigned to any person, firm or corporation any of the actions, causes of action, claims, debts, suits or demands of any nature or kind which they have released by this Full and Final Mutual Release.

THE PARTIES FURTHER AGREE that the execution of this Full and Final Mutual Release is not an admission of any liability to the other and such liability is specifically denied.

AND THE PARTIES HEREBY AGREE that neither party shall make any disparaging or derogatory statements to anyone about or concerning the other party.

THE PARTIES ACKNOWLEDGE that they have read this Full and Final Mutual Release and have been afforded sufficient opportunity to obtain independent legal advice with respect to this Full and Final Mutual Release and confirm that they are executing this Full and Final Mutual Release freely, voluntarily and without duress, for the purpose of making full and final compromise, adjustment and settlement.

AND THAT THE SAID TERMS and consideration for this Release arc accepted voluntarily for the purpose of making full and final compromise, adjustment and settlement of all claims of rights, benefits, or employment standards, losses or damages resulting or to result from a claim made and inclusive of any claims that may arise pursuant to any legislation or rights or law or equity; including but not limited to any rights arising pursuant to the Employment Standards Act, 2000, the Labour Relations Act, the Ontario Human Rights Code, the Canadian Human Rights Code, the Pay Equity Act, the Workplace Safety Insurance Act and the Occupational Health and Safety Act.

THIS FULL AND FINAL RELEASE SHALL inure to the benefit of and be binding upon the undersigned and the employer and their respective heirs, executors, administrators, legal personal representatives, officers, directors, shareholders, employees, accountants, advisors, solicitors or agents, successors and assigns.

THIS FULL AND FINAL MUTUAL RELEASE SHALL be deemed to have been made in and shall be construed in accordance with the laws of the Province of Ontario.

THIS FULL AND FINAL MUTUAL RELEASE may be executed in counterparts, each of which shall be deemed to be an original as against any Party whose signature or whose representative’s signature appears thereon and all such counterparts together shall constitute one and the same instrument. Any email or fax of this Full and Final Mutual Release with all signatures reproduced on one or more sets of signature pages shall be considered, for all purposes, to be an executed counterpart of this Full and Final Mutual Release.

THIS FULL AND FINAL MUTUAL RELEASE will only be effective after both of the Parties have fully complied with their respective terms of the Agreement.

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SIGNATURE PAGE FOLLOWS.]

IN WITNESS WHEREOF the Parties have executed this Full and Final Mutual Release.

DATED AT, this 20th day of April, 2020

/s/ Mary Stipancic

DATED AT, this 20th day of April, 2020

HollyWeed North Cannabis Inc.

Per:	/s/ Renee Gagnon
(I have authority to bind the corporation)

DATED AT, this 19th day of April, 2020

/s/ Renee Gagnon

DATED AT, this 20th day of April, 2020

/s/ Livio Susin

DATED AT, this 20th day of April, 2020

/s/ Heather Jennings